SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

O2MICRO INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Grand Pavilion Commercial Centre, West Bay Road

P.O. Box 32331 SMB, George Town

Grand Cayman, Cayman Islands

(Address, including zip code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: 333-12386.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Ordinary Shares, par value US$0.00002 per share	Nasdaq National Market*

* Not for trading in the United States, but only in connection with the quotation on the Nasdaq National Market of American Depositary Shares. The American Depositary Shares represent the Ordinary Shares and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the Ordinary Shares are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the Ordinary Shares and American Depositary Shares is incorporated herein by reference to the sections entitled “Description of Ordinary Shares” and “Description of American Depositary Receipts” of the Registrant’s Registration Statement on Form F-3 (File No. 333-129060), as amended from time to time (the “F-3 Registration Statement”), originally filed by the Registrant with the Securities and Exchange Commission on October 17, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2.	EXHIBITS

The documents listed below are filed as exhibits to this registration statement.

Exhibit Number	Description
4.1††	Amended and Restated Memorandum and Articles of Association of the Registrant
4.2	Specimen copy of share certificate of the Registrant
4.3*	Form of Deposit Agreement among the registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder
4.4*	Specimen American Depositary Receipt

††	Incorporated by reference from Exhibits 3.1 and 3.2 to the Registration Statement on Form F-1 (File No. 333-12386) filed by the registrant.

*	Incorporated by reference from the Registrant's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on November 7, 2005 (File No. 333-129523).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

O2MICRO INTERNATIONAL LIMITED

By:	/S/ STERLING DU
Name: Title:	Sterling Du Chief Executive Officer

Date: November 23, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1††	Amended and Restated Memorandum and Articles of Association of the Registrant
4.2	Specimen copy of share certificate of the Registrant
4.3*	Form of Deposit Agreement among the registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder, including, as an exhibit, the form of American Depositary Receipt
4.4*	Specimen American Depositary Receipt

††	Incorporated by reference from Exhibits 3.1 and 3.2 to the Registration Statement on Form F-1 (File No. 333-12386) filed by the registrant.

*	Incorporated by reference from the Registrant's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on November 7, 2005 (File No. 333-129523).

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